CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2010, relating to the financial statements and financial highlights that appear in the October 31, 2010 Annual Report to Shareholders of Invesco Pacific Growth Fund and Invesco Van Kampen Global Tactical Asset Allocation Fund, our report dated September 23, 2010, relating to the financial statements and financial highlights that appears in the July 31, 2010 Annual Report to Shareholders of Invesco Commodities Strategies Fund and our report dated July 16, 2010, relating to the financial statements and financial highlights that appears in the May 31, 2010 Annual Report to Shareholders of Invesco Global Advantage Fund, four of the funds constituting AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
May 18, 2011